Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2007 Equity Incentive Plan (as amended, included in the Registrant’s definitive proxy statement (File Number 001-33221)) of our report dated March 11, 2010 relating to the financial statements and financial statement schedule of A.P. Pharma, Inc., which appear in its Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ ODENBERG, ULLAKKO, MURANISHI & CO. LLP

San Francisco, California

June 11, 2010